Exhibit 10.2

Mr. Wang Youliang

Mr. Liu Zhengxin

Harbin Jiasheng Consultation & Management Co., LTD.

AND

Heilongjiang Zhongxian Information Co., LTD

Shareholders Voting Right Proxy Agreement
股东投票权协议

 In respect of Heilongjiang Zhongxian Information Co., LTD

December 21, 2010

Shareholders Voting Right Proxy Agreement

 股东投票权协议

This Shareholders Voting Right Proxy Agreement (this “Agreement”) is entered into as of December 21, 2010 by and between the following Parties:
本股东投票权协议（本协议）由下列主体于2010年月日签署：

1.
Mr. Wang Youliang (Identity Card No.: 22-0502-1967-0327-0217, owns 38% shares of Heilongjiang Zhongxian Information Co., LTD) and

Mr. Liu Zhengxin (Identity Card No.: 230108197201021010, owns 62% shares of Heilongjiang Zhongxian Information Co., LTD)

In this Agreement, Mr. Wang Youliang and Mr. Liu Zhengxin are called collectively as the the “Company shareholders”.

2.	Harbin Jiasheng Consultation & Management Co., LTD.(hereinafter, the “WFOE”)

Registered address: No.68, Hengdao Street, Xiangfang District, Harbin, Heilongjiang, China

3.	Heilongjiang Zhongxian Information Co., LTD. (hereinafter, the “Company”)

Registered address: No. A09, Wuzhou Sun Town, Limin Avenue, Limin Development District, Harbin, Heilongjiang, China

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

王有良(身份证号码 持有黑龙江中现信息公司38%的股权) 和刘正昕（身份证号码：230108197201021010，持有黑龙江中现信息公司62%的股权）

本协议中，刘正昕及王有良统称为“公司股东”

哈尔滨嘉盛咨询管理有限公司（下称“WFOE”）
地址：哈尔滨市香坊区横道街68号

黑龙江中现信息有限公司（下称“公司”）
地址：黑龙江哈尔滨市利民开发区利民大道五洲太阳新城A09号

WHEREAS: 鉴于
1.	The Shareholders intend to severally entrust their voting rights in the Company to the individuals designated by the WFOE, and the WFOE intends to designate the individuals to accept such entrust.
股东各自同意将公司的投票权委托给WFOE指定的个人行使，WFOE也同意指定相应的个人接受此委托
NOW, THEREFORE, the Parties, after friendly consultations, hereby mutually agree below:
为此，双方经过友好协商，在此达成如下协议：

Article 1 Voting Right Delegation 　投票权委派
1.1
The Shareholders hereby irrevocably undertake to respectively sign a power of attorney in substance and form as set forth in Annex 1 hereof after this Agreement takes effect, to respectively entrust the individuals then designated by the WFOE (hereinafter, the “Entrusted Persons”) to exercise, on behalf of each of the Shareholders, the following rights that the Shareholders are entitled to in the capacity of shareholders of the Company under the then effective articles of association of the Company (collectively, the “Entrusted Rights”):
股东在此以不可撤销的方式承诺当本协议生效后将按照附件１的形式分别签署一份授权委托书来委托WFOE指定的个人（下称“受托人”）来代表股东根据公司有效的公司章程行使下列权利（统称“受托权利”）

	(1)	To propose to convene and attend Shareholders’ meetings of the Company as the representative of each of the Shareholders according to the articles of association of the Company;
根据公司的章程作为股东的代表提议召集并参加公司的股东会
(2)
To exercise, on behalf of each of the Shareholders, their voting rights on all matters requiring discussion or resolutions of the Shareholders’ meetings of the Company, including without limitation, the appointment and election of the Company’s directors and other senior management to be appointed and removed by the Shareholders;

代表股东在需要公司股东会上讨论或决议的事项行使表决权，包括但不限于，委派或选举公司的董事或其他由股东任免的高级管理人员
(3)
To exercise other voting rights of the Shareholders as specified in the articles of association of the Company (including any other shareholders voting rights as specified in the amended articles of association).
按照公司章程的规定行使股东的其他表决权（包括修改的公司章程所列的公司股东其他表决权）

The above authorization and entrustment are granted on the condition that the Entrusted Persons are PRC citizens and that the WFOE approves such authorization and entrustment. Upon and only upon written notice of dismissing and replacing the Entrusted Person(s) given by the WFOE to each of the Shareholders shall the Shareholders promptly entrust another PRC citizen then designated by the WFOE to exercise the above Entrusted Rights, and the new authorization and entrustment shall, upon the grant supersede the previous authorization and entrustment. The Shareholders shall not revoke the authorization and entrustment to the Entrusted Person(s) unless as provided in this Article.

上述授权和委托只有在被委托人的人为中华人民共和国公民且WFOE同意的情况下方可生效。在WFOE向每一个股东发出解除并替换受托人的通知后，公司的股东应立即重新委派一个由WFOE指定并具有中国国籍的受托人行使上述受托权利，并且新的授权和委托将替代之前的授权和委托。除非本条另行规定，股东不得撤销对受托人的授权和委托。
1.2
The Entrusted Persons shall perform their obligations in respect of the entrustment hereunder to the extent authorized hereunder with due care and diligence and in compliance with laws. The Shareholders acknowledge and shall assume liabilities for any legal consequences arising as a result of the Entrusted Persons’ exercise of the foregoing Entrusted Rights.

受托人应根据法律规定并按照委托权限在授权的范围内勤勉尽责的履行相应的义务。股东对于受托人在行使前述受托权利的过程中所产生的任何法律后果应承担所有责任。
1.3
The Shareholders hereby confirm that the Entrusted Persons are not required to seek opinions from the relevant Shareholders prior to their exercise of the foregoing Entrusted Rights. However, the Entrusted Persons shall inform the Shareholders in a timely manner of any resolution or proposal on convening an interim shareholders’ meeting after such resolution or proposal is made.
股东在此确认受托人在行使前述受托权利前不会被要求向相应的股东征求意见。但是，受托人应在临时股东大会形成决议或方案后及时的向股东告知相关事宜。

Article 2 Right to Information  知情权
2.1
For the purpose of exercising the Entrusted Rights hereunder, the Entrusted Persons are entitled to know various relevant information of the Company such as those in respect of its operation, business, customers, finance and employees, and shall have access to the relevant documentations and materials of the Company. The Company shall fully cooperate with the Entrusted Persons in this regard.
为了行使本协议下的受托权利，受托人有权知悉公司相关的诸如公司运营，商业，客户，财务，员工等信息并可以取得公司相关的文件和资料。公司应该全力配合受托人在此方面的工作。

Article 3 Exercise of the Entrusted Rights 受托权的行使
3.1
The Shareholders will provide sufficient assistances to the Entrusted Persons with regard to their exercise of the Entrusted Rights, including timely execution where necessary of resolutions of shareholders’ meetings adopted by the Entrusted Persons or other pertinent legal documents (e.g., where the same is required in order to submit documents for purpose of governmental approvals, registrations or filings.).

股东对于受托人行使受托的权限应提供充分的协助，包括及时执行受托人于股东会中形成的必要决议或其他相关法律文件（如，按要求为了向政府部门获取许可，登记或备案而递交相关文件）
3.2
If at any time within the term of this Agreement, the grant or exercise of the Entrusted Rights hereunder is unrealizable for whatever cause (except for default of any Shareholders or the Company), the Parties shall immediately seek the most similar alternative solution and, if necessary, enter into a supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.
在本协议有效期间的任何时间，不管基于什么原因而导致受委托的权利难以行使（除了股东或公司的违约情形外），协议双方应立即寻求最为类似的替代解决方案，并且在必要的时候，双方应签署一份补充协议以修正或调整本协议的相关约定从而确保本协议能得以实现。

Article 4 Exemption and Compensation 免责与赔偿
4.1
The Parties acknowledge that in no case shall the WFOE be required to be liable to or compensate (monetary or otherwise) the other Parties or any third party in respect of exercise of the Entrusted Rights hereunder by the individuals designated by it.

双方同意本协议下WFOE不管在什么情形下都不会因为其指定的受托人行使受委托权利而被要求向协议的其他方或任何第三方承担任何赔偿（金钱或其他形式）。
4.2
The Shareholders and the Company agree to indemnify and hold the WFOE free from and harmless against all losses incurred or likely to be incurred due to exercise of the Entrusted Rights by the Entrusted Persons designated by the WFOE, including without limitation, any loss resulted from any litigation, demand, arbitration or claim by any third party against it or from administrative investigation or penalty, PROVIDED, HOWEVER, THAT no indemnification is available for any losses caused by a willful default or gross negligence of the Entrusted Persons.
股东和公司同意不会使得WFOE承担任何因为其指定的受托人行使本协议下受托权利已发生及可能发生的任何损失，包括但不限于，任何因为第三方的诉讼，要求，仲裁或索赔或行政调查或处罚，只要这些损失不是受托人故意或者重大过失造成的。

Article 5 Representations and Warranties 声明和保证
5.1	Each Shareholders hereby represents and warrants severally that: 每一个股东在此独自作出以下声明和保证：
	5.1.1.	It is a Chinese citizen with full capacity of action. It has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement. It may sue or be sued independently.
具有完全行为能力的中国公民并有独立的法律地位及能力来签署履行本协议。具有诉讼当事人独立主体的资格。
5.1.2.
When this Agreement takes effect, it has the full power and authority to execute and deliver this Agreement and all other documents relating to the transaction contemplated hereby that are to be executed by it; and the full power and authority to consummate the transaction contemplated hereby. This Agreement is duly executed and delivered by it. Upon the effectiveness, this Agreement shall constitute its legal and binding obligation and may be enforceable against it in accordance with the terms hereof.

本协议生效后，每一个股东有足够的能力和授权来签署和执行本协议及与本协议相关的其他文件。每一个股东也有足够的能力和授权来完成本协议所涉的交易。。协议生效后，本协议将构成他们的法定的、有拘束力的义务并对他们有强制执行力。

5.1.3.
They are the registered legal shareholders of the Company as of the effective date of this Agreement. Except for those rights created under this Agreement, the Equity Pledge Agreement and the Exclusive Call Option Agreement entered into by and between the Shareholders, the Company and the WFOE on the date hereof, the Entrusted Rights are free of any third-party right. Pursuant to this Agreement, the Entrusted Persons may exercise the Entrusted Rights fully and completely in accordance with the then effective articles of association of the Company.
本协议生效后，股东都是公司注册登记的合法股东。除了由公司股东，公司及WFOE签署的本协议，质押权利协议，垄断性期权购买协议所创设的权利外，受托权利不受任何第三方权利之限制。根据本协议，受托人可以根据即行有效的公司章程完整的行使受委托的权利。

5.2	Each of the WFOE and the Company hereby represents and warrants severally that: WFOE及公司在此各自作出如下声明和承诺：

5.2.1
It is a limited liability company duly registered and validly existing under the laws where it is registered and has the independent legal person status. It has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may sue or be sued independently.

公司是根据中华人民共和国法律依法设立的有限责任公司，具有独立的法人资格，有能力签署，履行本协议，能独立的作为诉讼当事人。
5.2.1
It has the full corporate power and authority to execute and deliver this Agreement and all other documents relating to the transaction contemplated hereby that are to be executed by it. It has the full power and authority to consummate the transaction contemplated hereby.
公司有足够的能力和充分的授权来履行本协议及根据本协议需要执行的其他相关文件。公司有足够的能力和授权来完成本协议规定的交易。

5.3	The Company further represents and warrants that: 公司进一步作出如下声明和承诺：

5.3.1
Each Shareholders is the registered legal shareholders of the Company as of the effective date of this Agreement. Except for the rights under this Agreement, the Equity Pledge Agreement and the Exclusive Call Option Agreement entered into by and between the Shareholders, the Company and the WFOE on the date hereof, the Entrusted Rights are free of any third-party right. Pursuant to this Agreement, the Entrusted Persons may exercise the Entrusted Rights fully and completely in accordance with the then effective articles of association of the Company.
本协议生效后，每一个股东都是公司注册登记的合法股东。除了由公司股东，公司及WFOE签署的本协议，质押权利协议，垄断性期权购买协议所创设的权利外，受托权利不受任何第三方权利之限制。根据本协议，受托人可以根据即行有效的公司章程完整的行使受委托的权利。

Article 6 Term of this Agreement 协议期限
6.1
After being duly executed by the Parties, this Agreement will become effective immediately upon the Equity Transfer taking effect. Subject to the provisions of Articles 6.2 and 6.3 hereof, the term of this Agreement shall be twenty (20) years, unless it is early terminated by the Parties in writing or pursuant to Article 9.1 hereof. The term of this Agreement will not be extended upon expiration; provided, however, that the term of this Agreement will be automatically extended for one (1) year upon the expiration, if the WFOE gives the other Parties written notice requiring the extension thereof, and the same mechanism will apply subsequently upon the expiration of each extended term.

经过协议双方有效签署，本协议正在股权转让生效后立即生效。根据6.2及6.3条的规定，除非一方主体根据9.1条的相关规定书面提前终止外，本协议的有效期为20年。本协议在期限届满后不会延展，但是如果WFOE在协议届满时向另一方发出要求延展本协议的通知，本协议与期限届满后将自动延展一年，同样的情形将适用于后续的每一次协议续展。
6.2	This Agreement shall terminate, if the Company or the WFOE, upon expiry of its business term, fails to deal with the approval and registration for the extension thereof.
如果公司或WFOE于营业期限届满后没有完成协议延展而需要的批准及登记手续，本协议将终止。

6.3
If any Shareholders transfers all of the equity interest it holds in the Company to any person with the WFOE’s prior consent, the Shareholders will no longer be a Party hereto and the obligations and undertakings of any other Parties hereunder will not be adversely affected.
如果经过WFOE的事前同意，任何股东将其持有的公司股权转让于任何个人，转让股东将不再是本协议一方主体但其他方主体于本协议下的义务和承诺不因此受到不利的影响。

Article 7 Notices
7.1	Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party(ies).
本协议所要求的任何通知，请求，要求或其他通信形式将以书面方式发送至协议的相对方。
7.2
The above notices or other correspondence shall be deemed delivered (i) upon being sent out if by facsimile or electric transmission, or (ii) upon handover in person if by hand delivery; or (iii) upon the fifth (5th) day of being posted if by mail.
如果通知或通信是以电传或电报的方式传送的，一旦传送即视为送达；如果是人工送达的，交付之日视为送达之日；如果以邮件的方式寄送的，邮寄后的五日即视为送达。

Article 8 Confidentiality
8.1
Regardless of the termination of this Agreement, each Party is obligated to keep strictly confidential trade secrets, proprietary information, clients’ information and all other information of confidential nature related to the other Parties that are known to the former Party during the course of its execution and performance of this Agreement (the “Confidential Information”). Unless as agreed to by the Party who disclosed the Confidential Information (the “Disclosing Party”) in writing in advance, or as required by the relevant laws, regulations or the requirements applicable where the publicly listed affiliated company of any Party is located, the receiving party of the Confidential Information (the “Receiving Party”) shall not disclose to any third party any of such Confidential Information. Except for the purpose of performing this Agreement, the Receiving Party shall not use any Confidential Information.
不管本协议是否终止，任何一方必须：对于在签署及执行本协议的过程中获悉的所有商业秘密承担保密义务。专有信息，客户信息机其他有关协议其他方有保密性质的信息（统称“秘密信息”）应承担严格的保密义务。除非事前得到秘密披露方的书面同意或根据相关法律、法规的规定或披露方的关联上市公司应按相关要求需要披露信息外，秘密信息接收方不得向任何第三方泄露任何秘密信息。秘密信息接收方不得将获悉的任何信息用于不是执行本协议的用途。

8.2	The Confidential Information does not include: 秘密信息不包括：

	(a)	the information that has been lawfully acquired by the Party receiving the information before as evidenced by certain written evidence;
任何一方在对方披露相关信息前自己独立获取并能提供证据证明的信息
	(b)	the information entering the public domain without attribution to any fault of the Party receiving the information; and
不能归责于任何一方而导致进入公众的任何信息；
	(c)	the information lawfully acquired by the Party receiving the information from other sources after being received by the Party. 接收方接受信息后通过其他途径依法获取的任何信息。
8.3
The Receiving Party may, for the purpose of performing this Agreement, disclose Confidential Information to its relevant employees, agents or professionals engaged by it, provided, however, the Receiving Party shall ensure that such persons shall abide by the relevant terms and conditions of this Article 8, and shall assume any liability incurred as a result of the breach by any of such persons of the relevant terms and conditions of this Article 8.

为了执行本协议，接受方可以将上述的秘密信息披露给其雇佣的相关雇员，代理人或员工。但是接收方得确保上述人员必须按照第8条的规定承担保密义务。此外，接收方对于其雇佣的上述人员违反第8条之保密义务行为将承担相关责任。
8.4	Notwithstanding any other provision of this Agreement, the effect of this Article 8 shall not be affected by the termination of this Agreement. 尽管本条的前述规定，第8条的效力不因本协议的终止受到任何影响。
Article 9 Liabilities for Breach 违约责任
9.1
The Parties agree and confirm that, if any of the Parties (the “Breaching Party”) is materially in breach of any provision hereof, or materially fails or delays in performing any of the obligations hereunder, a breach hereof is constituted (a “Breach”), and any of the other Parties which does not commit any Breach (a “Non-breaching Party”) has the right to require that the Breaching Party rectify it or take a remedial action within a reasonable period. If the Breaching Party fails to rectify the Breach or take remedial actions within the reasonable period or within ten (10) days of the other Party’s written rectification notice, then:
本协议各方在此同意并确认，如果任何一方（“违约方”）实质上违反了本协议的任何约定或没有履行、迟延履行本协议的任何义务将被视为违约。守约方将有权要求违约方修正违约行为或在合理的时间内采取救济措施。如果违约方在接到守约方的通知后10天内或没有在合理的时间内采取救济措施，守约方有权自行决定如下行为：

9.1.1.	if any Shareholders or the Company is the Breaching Party, the WFOE is entitled to terminate this Agreement and require the Breaching Party to indemnify it against its damage;
如果公司股东或公司是违约方，WFOE有权终止本协议并要求违约方赔偿违约金；
9.1.2.
if the WFOE is the Breaching Party, each of the Non-defaulting Parties is entitled to require the Breaching Party to indemnify it against its damage; but unless otherwise provided for by law, in no case does it have the right to terminate or cancel this Agreement.
如果WFOE是违约方，守约方有权要求违约方赔偿违约金，但是除非法律另有规定外，守约方在任何情形下没有权利终止或取消本协议。

9.2	Notwithstanding any other provision herein, the effect of this Article 9 shall not be affected by the suspension or termination of this Agreement. 不管本协议是否有其他规定，本协议第11条的效力不因为本协议的终止有任何影响。
Article 10 Miscellaneous其他条款
10.1	This Agreement is written in Chinese in four (4) originals. Each of the Parties to
This Agreement is written in Chinese and executed in three (3) originals, with one (1) original to be retained by each Party hereto.
本协议由汉语写就，一式三份，每份都具有同等的法律效力。
10.2	The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by laws of People Republic of China.
本协议的订立、效力、解释、履行和争议的解决均受中华人民共和国法律的保护和管辖。

10.3
Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through consultation. In the event the Parties fail to agree with each other within thirty (30) days after the dispute arises, the dispute shall be submitted to China International Economic and Trade Arbitration Commission South China Sub-Commission for arbitration in Shenzhen in accordance with the arbitration rules thereof effective at the submission of the application for arbitration. The arbitration award shall be final and binding upon the Parties.

凡因执行本协议所发生的或与本协议有关的一切争议，协议各方应首先通过友好协商解决，如果各方在30天内协商不能解决，应提交中国国际经济贸易仲裁委员会华南分会按即行有效的仲裁规则仲裁。仲裁裁决是终局的，对各方都有约束力。
10.4
None of the rights, powers or remedies granted to each of the Parties by any provision of this Agreement shall preclude any other rights, powers or remedies that such Party is entitled to under the laws and under any other provisions of this Agreement, and any Party’s exercise of any of its rights, powers or remedies shall not preclude its exercise of any other rights, powers or remedies that it is entitled to.

任何一方授予其他方的权利，权力或救济途径不能排除授予方根据法律及本协议规定享有的其他权利。此外，一方行使他方的权利，权力和救济途径将不得排除另外一方任何权利。
10.5
A Party’s failure or delay in exercising any of its rights, powers or remedies that it is entitled to under this Agreement or under the laws (the “Available Rights”) shall not constitute its waiver of such rights, nor shall any single or partial waiver of any Available Rights by a Party preclude its exercise of those rights in another manner or its exercise of any other Available Rights.

一方根据法律没有或延迟行使权利或救济途径（“现行权利”）将不导致弃权，一方放弃某一单项或部分现行权利将不排除其通过其他方式行使类似权利及行使现有权利。
10.6	The headings in this Agreement are written for the ease of reference only, and in no event, shall be used for, or affect, the interpretation to this Agreement.
本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。
10.7
Each provision herein is separable and independent from all other provisions herein. If any one provision or more provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions herein shall not be affected.

协议的每一条款彼此独立。如果其中某一条款或某几个条款任何时候无效，违法或不可执行，其他条款的有效性，合法性及可执行性将仍然有效。

10.8
This Agreement, after takes effect, shall supersede any other prior legal documents among the Parties with respect to the subject matter hereof. Any amendment or supplement hereto shall be made in writing and shall not become effective until its due execution by the Parties hereto.

本协议生效后即替代协议各方之前签署或执行的与本协议事项有关的任何其他法律文件。本协议的任何修改或补充必须以书面形式进行并只有在各方都签署的情形下方可生效。
10.9
Without the WFOE’s prior written consent, none of the other Parties may transfer any of its rights and/or obligations hereunder to any third party. The Shareholders and the Company hereby agree that the WFOE is entitled to transfer any of its rights and/or obligations hereunder to any third party upon written notice thereof to the Shareholders and the Company.

没有WFOE的事前书面同意，公司的每一个股东或公司不能将本协议下的任何权利及/或义务转让给任何第三方。公司及其股东在此同意WFOE有权将本协议下其权利和义务在提前书面通知公司及其股东的情形下转让给任何第三方。
10.10	This Agreement shall be binding on the legal successors of the Parties.
本协议对协议任意一方合法承继者均有效。

[SIGNATURE PAGE]
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Mr. Wang Youliang

By:

Mr. Liu Zhengxin

By:

Harbin Jiasheng Consultation & Management Co., LTD. (Seal)

By:

Name:

Title:

Heilongjiang Zhongxian Information Co., LTD. (Seal)

By:

Name:

Title:

Annex 1:
Power of Attorney
授权委托书

THIS POWER OF ATTORNEY (hereinafter, the “Power of Attorney”) is executed by Mr. Wang Youliang and Mr. Liu Zhengxin (hereinafter, the “Entrusted Person”).
本授权委托书（下称“授权委托书”）由王有良（住址：，身份证号：）、刘正昕（住址：，身份证号：）于2010年 月 日签发给（住址：，身份证号：）（下称“被授权人”）
We, Wang Youliang and Liu Zhengxin, hereby entrust the Entrusted Person with full representative power to exercise the following rights owned by me in the capacity of a shareholders of Heilongjiang Zhongxian Information Co., LTD. (hereinafter, the “Company”) on my behalf:
本人，王有良和刘正昕，在此全权委托受托人以本人名义代表本人行使黑龙江中现信息有限公司（下称“公司”）的下列股东权利
(1)	As my representative, to propose to convene and attend Shareholders’ meetings of the Company according to the articles of association of the Company;
代表本人，根据公司章程的规定，提议召集并参加公司的股东会；
(2)
As my representative, to exercise, on behalf of each of the Shareholders, their voting rights on all matters requiring discussion or resolutions of the Shareholders’ meetings of the Company, including without limitation, the appointment and election of the Company’s directors and other officers to be appointed and removed by the Shareholders;;

代表本人，代表股东在需要公司股东会上讨论或决议的事项上行使表决权，包括但不限于，委派或选举公司的董事或其他由股东任免的高级管理人员
(3)
As my representative, to exercise other voting rights of a shareholders as specified in the articles of association of the Company (including any other shareholders voting rights as specified in the amended articles of association).
代表本人，按照公司章程的规定行使股东的其他表决权（包括修改的公司章程所列的公司股东其他表决权）

I hereby irrevocably confirm that this Power of Attorney shall continue to be valid unless and until the Shareholders Voting Right Proxy Agreement executed by and between Harbin Jiasheng Consultation & Management Co., LTD.(hereinafter, the “WFOE”), the Company and the Shareholders of the Company as of December 21, 2010 expires or is early terminated, unless the WFOE gives me a direction to replace the Entrusted Person.

本人在此以不可撤销的方式确认本授权委托书一直有效，除非哈尔滨嘉盛咨询管理有限公司（下称“WFOE”）与公司及公司股东签署的股东投票权协议提前终止或WFOE指示本人更换受托人。
Authorization is hereby made.
特此授权。

Name: Wang Youliang

Signature:

Name: Liu Zhengxin

Signature: